EXHIBIT 32.0

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Citizens Community Bancorp (the "Company") that the Quarterly Report of the Company on Form 10-QSB for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and results of operations of the Company for such period.

Date:	May 11, 2006	By:	/s/ James G. Cooley James G. Cooley President and Chief Executive Officer
Date:	May 11, 2006	By:	/s/ John D. Zettler John Zettler Chief Financial Officer